SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
MAY 28, 2010

GLOBECOMM SYSTEMS INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-22839 (COMMISSION FILE NUMBER)	11-3225567 (I.R.S. EMPLOYER IDENTIFICATION NO.)
45 Oser Avenue
Hauppauge, New York 11788
(ADDRESS OF PRINCIPAL EXECUTIVE
OFFICES)
(631) 231-9800
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 28, 2010, Citibank, N.A. and Globecomm Systems Inc. (the “Company”), entered into Amendment No. 4 to the Company’s Credit Agreement, dated March 11, 2009, with Citibank N.A. (the “Credit Facility”). The Credit Facility is now a $65 million committed, broad-based secured credit facility, which includes the following sub-limits: (1) $30 million available for standby letters of credit; (2) $20 million available for commercial letters of credit; (3) a line for term loans, each having a term of no more than five years, in the aggregate amount of up to $40 million that can be used for acquisitions; and (4) $10.0 million available for revolving credit borrowings. Additionally, the Company has renewed its foreign exchange line in the amount of $15 million. As of the date of Amendment No. 4, there was $12,083,333 outstanding and unpaid under the term loan line and approximately $8,646,000 of standby letters of credit outstanding. The Credit Facility will be available until May 26, 2011.
     Obligations under the Credit Facility are secured by all the personal property of the Company and are guaranteed by most of the Company’s subsidiaries. The Company’s ability to borrow amounts under the Credit Facility is subject to customary documentation, including security documents, satisfaction of certain customary conditions precedent, and compliance with terms and conditions included in the credit documents. The covenants under the Credit Facility include, among other things, customary restrictions on the Company’s ability to incur indebtedness or grant liens, make investments, pay dividends or make stock repurchases, engage in businesses other than those engaged in on the effective date of the Credit Facility and similar or related businesses, enter into transactions with affiliates, amend its governing documents, and merge, consolidate, or dispose of assets. The Company is also required to comply with various ongoing financial covenants, including with respect to the Company’s leverage ratio, liquidity ratio, minimum cash balance, debt service ratio, EBITDA minimums and minimum capital base. If the Company does not comply with the various financial and other covenants and requirements of the Credit Facility, Citibank, N.A. may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the Credit Facility.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure required by this Item is included in Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 4 to Credit Agreement, dated May 28, 2010, by and between Globecomm Systems Inc. and Citibank, N.A. (filed herewith).

99.1	Press Release, dated June 3, 2010, entitled “Globecomm Increases Credit Facility with Citibank”.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBECOMM SYSTEMS INC. (Registrant)
By:	/s/ Andrew C. Melfi
	Name:	Andrew C. Melfi
	Title:	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Dated: June 3, 2010